UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

ALEXANDER & BALDWIN, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 822 Bishop Street, P. O. Box 3440

Honolulu, Hawaii 96801

(Address of principal executive office and zip code)

(808) 525-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 if this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 if this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

On February 28, 2018, Alexander & Baldwin, Inc. made available on its website its Earnings Presentation, which provides certain supplemental operating and financial information for the three and twelve months ended December 31, 2017 and 2016. A copy of this Earnings Presentation is being furnished as Exhibit 99.1 to this report.

In addition, the Company indicates that its consolidated income tax expense would be approximately 10%, based on current internal budgets.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Alexander & Baldwin, Inc.’s Earnings Presentation, as of and for the three months and twelve months ended December 30, 2017 and 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2018

ALEXANDER & BALDWIN, INC.

/s/ James E. Mead
James E. Mead
Executive Vice President and Chief Financial Officer